                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 2-74959 of MFS Government Securities Fund, of our report dated April 15, 2004 appearing in the annual report to shareholders for the year ended February 29, 2004 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE,LLP
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Deloitte & Touche, LLP

Boston, Massachusetts
April 26, 2004